AMENDMENT NO. 20
to the

VARIABLE ANNUITY GMIB REINSURANCE AGREEMENT

Effective January 1, 2003

Between

JACKSON NATIONAL LIFE INSURANCE COMPANY of NEW YORK
("CEDING COMPANY")
Purchase, New York

and

ACE TEMPEST LIFE REINSURANCE LTD.
("REINSURER")

Effective April 27, 2015, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement. It is mutually agreed that the Agreement will be amended to add new funds and to record fund name changes and fund mergers that were effective September 15, 2014, and April 27, 2015. To effect these changes, the following provision of this Agreement is hereby amended:

- Schedule B-2, *Subaccounts Subject to the Reinsurance Agreement,* Amendment #19, is hereby replaced by the attached Schedule B-2.

Jackson National Life Insurance Company of New York

By [signature]

Name Russell Peck

Title VP

Date 7/6/15

ACE Tempest Life Reinsurance Ltd.

By [signature]

Name ALBERTO AUTMEZGUINE SVP & Chief Actuary

Title

Date 6/30/15

SCHEDULE B-2

Subaccounts Subject to this Reinsurance Agreement

e	Comment	Product Availability
	• New 4/6/2009 • Name changed from JNL Institutional Alt 65 Fund effective 4/27/2015	All
can Funds Balanced Allocation Fund	New 4/30/2012	All
can Funds Global Small Capitalization Fund	New 5/3/2010	All
can Funds Growth Allocation Fund	New 4/30/2012	All
can Funds New World Fund	New 5/3/2010	All
can Funds International Fund	New 5/3/2010	All
can Funds Growth-Income Fund	New 5/3/2010	All
can Funds Blue Chip Income and Growth Fund	New 5/3/2010	All
can Funds Global Bond Fund	New 5/3/2010	All
Managed Futures Strategy Fund	• New 4/27/2015	All
rock Commodity Securities Strategy Fund	• New 1/16/2007 – Name changed from JNL/Credit Suisse Global Natural Resources effective 9/28/2009. • Effective 10/11/2010, name changed from JNL/Credit Suisse Commodity Securities Fund. • Effective 4/29/2013 name changed from JNL/BlackRock Commodity Securities Fund.	All
Rock Global Allocation Fund	New 10/11/2010	All
field Global Infrastructure and MLP Fund	• New 12/12/2011 • Effective 4/28/2014, name changed from JNL/Brookfield Global Infrastructure Fund.	All
l Guardian Global Balanced Fund	• Subadvisor changed from Janus on 2/18/04. • Name changed from JNL/FMR Balanced Fund effective 4/30/2007 and from JNL/FI Balanced Fund effective 12/3/2007.	All

	Comment	Product Availability
Research Fund	• Formerly JNL/Janus Global Equities Fund. • Name changed from JNL/Select Global Growth Fund effective 12/3/2007	All
	Name changed from JNL/Eagle Core Equity Fund effective 4/30/2012	All
		All
n Fund	• New 3/31/2008; • Name changed from JNL/PAM Asia ex-Japan Fund effective 4/30/2012	All
Fund	• New 3/31/2008; • Name changed from JNL/PAM China-India Fund effective 4/30/2012	All
gy	New 1/16/2007	All
	• New 1/16/2007 • Effective 9/16/2013, JNL/M&G Global Leaders Fund merged into this fund.	All
ctor Bond Fund	New 12/12/2011	All
	New 5/1/2006	All
nall Cap Growth Fund	• New 12/3/2007 • Name changed from JNL/Capital Guardian International Small Cap Fund effective 5/3/2010	All
	New 1/16/2007	All
e Fund	New 5/2/05	All
nd	• Formerly JNL/Salomon Brothers Global Bond Fund. • Name changed from JNL/Salomon Brothers Strategic Bond Fund effective 5/1/2006, from JNL/Western Strategic Bond Fund effective 1/16/2007 and from JNL/Western Asset Strategic Bond Fund effective 4/30/2007.	All
Debt Fund	New 10/6/2008	All
d	New 5/2/05	All

Fund Name
JNL Alt 65
JNL/American Funds Balanced Allocation
JNL/American Funds Global Small Capita
JNL/American Funds Growth Allocation F
JNL/American Funds New World Fund
JNL/American Funds International Fund
JNL/American Funds Growth-Income Fun
JNL/American Funds Blue Chip Income ar
JNL/American Funds Global Bond Fund
JNL/AQR Managed Futures Strategy Fund
JNL/Blackrock Commodity Securities Stra
JNL/BlackRock Global Allocation Fund
JNL/Brookfield Global Infrastructure and
JNL/Capital Guardian Global Balanced Fu

...ment	Product Availability
New 1/16/2007. . Effective 10/11/2010, name changed from JNL/Credit Suisse Long/Short.	All
...4/6/2009	All
...4/6/2009	All
...4/6/2009	All
Named changed from JNL/Putnam International Equity Fund effective 5/2/05 and from JNL/JPM International Equity Fund effective 12/3/2007. Effective 10/11/2010, name changed from JNL/AIM International Growth Fund.	All
2/18/2004 merged with JNL/AIM Premier Equity II Fund. Name changed from JNL/AIM Large Cap Growth Fund effective 10/11/2010.	All
New 5/2/05, Name changed from JNL/AIM Real Estate Fund effective 10/6/2008. Effective 10/11/2010, name changed from JNL/AIM Global Real Estate Fund.	All
...ne changed from JNL/AIM Small Cap Growth Fund ...ctive 10/11/2010.	All
...v 9/28/2009	All
	All
Subadvisor changed from Janus on 2/18/04. Name changed from JNL/FMR Capital Growth Fund effective 5/1/2006, from JNL/FMR Mid-Cap Equity Fund effective 4/30/2007 and from JNL/FI Mid-Cap Equity Fund effective 12/3/2007. Also, the JNL/Putnam Midcap Growth Fund merged with this fund effective 12/3/2007.	All

Fund Name	Comm...
JNL/Capital Guardian Global Diversified Research Fund	• F... • N... ef...
JNL/DFA US Core Equity Fund	Name... 4/30/...
JNL/Eagle Small Cap Equity Fund	
JNL/Eastspring Investments Asia ex-Japan Fund	• N... • N... ef...
JNL/Eastspring Investments China-India Fund	• N... • N... 4...
JNL/Franklin Templeton Founding Strategy	New...
JNL/Franklin Templeton Global Growth	• N... • E... m...
JNL/Franklin Templeton Global Multi-sector Bond Fund	New...
JNL/Franklin Templeton Income Fund	New...
JNL/Franklin Templeton International Small Cap Growth Fund	• N... • N... S...
JNL/Franklin Templeton Mutual Shares	New...
JNL/Franklin Templeton Small Cap Value Fund	New...
JNL/ Goldman Sachs Core Plus Bond Fund	• F... • N... F... F... S...
JNL/Goldman Sachs Emerging Markets Debt Fund	New...
JNL/Goldman Sachs Mid Cap Value Fund	New...

Fund Name	Comment
JNL/Goldman Sachs U.S. Equity Flex	• New 1/16/2007. . • Effective 10/11/2010, name cha Suisse Long/Short.
JNL Institutional Alt 20 Fund	New 4/6/2009
JNL Institutional Alt 35 Fund	New 4/6/2009
JNL Institutional Alt 50 Fund	New 4/6/2009
JNL/Invesco International Growth Fund	• Named changed from JNL/Putr Fund effective 5/2/05 and from Equity Fund effective 12/3/200 • Effective 10/11/2010, name cha International Growth Fund.
JNL/Invesco Large Cap Growth Fund	• 2/18/2004 merged with JNL/AI • Name changed from JNL/AIM effective 10/11/2010.
JNL/Invesco Global Real Estate Fund	• New 5/2/05, • Name changed from JNL/AIM 10/6/2008. • Effective 10/11/2010, name cha Real Estate Fund.
JNL/Invesco Small Cap Growth Fund	Name changed from JNL/AIM Sma effective 10/11/2010.
JNL/Ivy Asset Strategy	New 9/28/2009
JNL/JPMorgan International Value Fund	
JNL/JPMorgan Mid Cap Growth Fund	• Subadvisor changed from Janu • Name changed from JNL/FMR effective 5/1/2006,from JNL/F effective 4/30/2007 and from J effective 12/3/2007. • Also, the JNL/Putnam Midcap this fund effective 12/3/2007.

Fund Name	Comment	Product Availability
JNL/ JPMorgan U.S. Government & Quality Bond Fund	Name changed from JNL/Salomon Brothers U.S. Govt. & Quality Bond Fund effective 5/1/2006, from JNL/Western U.S. Govt. & Quality Bond Fund effective 1/16/2007, and from JNL/Western Asset U.S. Govt. & Quality Bond Fund effective 4/30/2007.	All
JNL/Lazard Emerging Markets Fund	New 5/1/2006	All
JNL/Invesco Mid Cap Value Fund	• Name changed from JNL/Lazard Mid Cap Value Fund effective 3/31/2008 • Effective 9/16/2013, name changed from JNL/Lazard Mid Cap Equity Fund.	All
JNL/M&G Global Basics Fund	• New 10/6/2008 • Effective 4/28/2014 merged into JNL/Oppenheimer Global Growth Fund.	All
JNL/M&G Global Leaders Fund	• New 10/6/2008 • Effective 9/16/2013, merged into JNL/Franklin Templeton Global Growth.	All
JNL/ Mellon Capital 10 x 10 Fund	New 4/30/2007	All
JNL/ Mellon Capital 25 Fund	• Subadvisor changed from Curian effective 2/18/04. • Effective 5/1/2006, the JNY version was merged into the JNL version.	All
JNL/Mellon Capital Bond Index Fund		All
JNL/ Mellon Capital Communications Sector Fund	Subadvisor changed from Curian effective 2/18/04	All
JNL/ Mellon Capital Consumer Brands Sector Fund	Subadvisor changed from Curian effective 2/18/04	All
JNL/Mellon Capital Dow Jones U.S. Contrarian Opportunities Index Fund	New 4/30/2012	All
JNL/Mellon Capital Emerging Markets Index Fund	New 12/12/2011	All
JNL/ Mellon Capital Oil & Gas Sector Fund	• Subadvisor changed from Curian effective 2/18/04. • Name changed from JNL/Mellon Capital Management Energy Sector Fund on 5/2/05	All
JNL/Mellon Capital European 30 Fund	New 10/6/2008	All
JNL/ Mellon Capital Financial Sector Fund	Subadvisor changed from Curian effective 2/18/04	All

Fund Name	Comment	Product Availability
JNL/Mellon Capital International Index Fund		All
JNL/Mellon Capital Index 5 Fund	New 4/30/2007	All
JNL/ Mellon Capital JNL 5 Fund	Effective 10/4/04. On 4/30/2007 the JNL/ Mellon Capital Management Dow℠ 10 Fund, the JNL/ Mellon Capital Management S&P® 10 Fund, and the JNL/ Mellon Capital Management Global 15 Fund were merged with this fund.	All
JNL/Mellon Capital JNL Optimized 5 Fund	• New 5/1/2006 • Effective 4/27/2015 merged into JNL/Mellon Capital JNL 5 Fund	All
JNL/ Mellon Capital Healthcare Sector Fund	• Subadvisor changed from Curian effective 2/18/04. • Name changed from JNL/Mellon Capital Management Pharmaceutical/Healthcare Sector Fund on 5/2/05	All
JNL/Mellon Capital NYSE® International 25 Fund	• New 4/30/2007 • Effective 9/15/2014 merged into JNL/Mellon Capital International Index	All
JNL/Mellon Capital Pacific Rim 30 Fund	New 10/6/2008	All
JNL/Mellon Capital S&P® SMid 60 Fund	New 4/30/2007.	All
JNL/Mellon Capital S&P® 24 Fund	New 5/1/2006	All
JNL/Mellon Capital S&P 400 Mid Cap Index Fund	Subadvisor was Curian between 12/15/03 and 2/18/04 and Mellon Capital Management prior to 12/15/03	All
JNL/Mellon Capital S&P 500 Index Fund	• Subadvisor was Curian between 12/15/03 and 2/18/04 and Mellon Capital Management prior to 12/15/03; • Effective 4/6/2009, the JNL/Mellon Capital Management Enhanced S&P 500 Stock Index Fund was merged into this fund; • Effective 9/28/2009, the JNL/PPM America Core Equity Fund was merged into this fund. • Effective 9/16/2013, JNL/ Mellon Capital VIP Fund merged into this fund.	All

Fund Name	Comment	Product Availability
JNL/ Mellon Capital Select Small-Cap Fund	• Subadvisor changed from Curian effective 2/18/04. • Effective 5/1/2006, the JNY version was merged into the JNL version. • Effective 9/16/2013, merged into JNL/Mellon Capital Small Cap Index Fund.	All
JNL/Mellon Capital Small Cap Index Fund	• Subadvisor was Curian between 12/15/03 and 2/18/04 and Mellon Capital Management prior to 12/15/03; • Effective 4/6/2009, the JNL/Lazard Small Cap Equity Fund was merged into this fund. • Effective 9/16/2013, JNL/ Mellon Capital Select Small-Cap Fund merged into this fund.	All
JNL/ Mellon Capital Technology Sector Fund	Subadvisor changed from Curian effective 2/18/04	All
JNL/Mellon Capital Dow SM Dividend Fund	• New 1/17/2006 • Effective 9/16/2013, merged into JNL/S&P Dividend Income & Growth Fund.	All
JNL/ Mellon Capital VIP Fund	• New 10/4/2004 • Effective 9/16/2013, merged into JNL/Mellon Capital S&P 500 Index Fund.	All
JNL/Mellon Capital Nasdaq® 25 Fund	• New 10/4/2004. • Name changed from JNL/Mellon Capital Management Nasdaq® 15 Fund effective 12/3/2007.	All
JNL/Mellon Capital Value Line ® 30 Fund	• Effective 10/4/2004. • Name changed from JNL/Mellon Capital Management Value Line® 25 Fund effective 12/3/2007 • Effective 4/27/2015 merged into JNL/Mellon Capital S&P 24 Fund	All
JNL/Mellon Capital Global Alpha Fund	• New 9/28/2009 • Effective 4/27/2015 merged into JNL/AQR Managed Futures Strategy Fund	All
JNL/Morgan Stanley Mid Cap Growth Fund	New 4/30/2012	All
JNL/Neuberger Berman Strategic Income Fund	New 4/30/2012	All
JNL/Oppenheimer Global Growth Fund	Effective 4/28/2014, JNL/M&G Global Basics Fund merged into this fund.	All

Fund Name	Comment	Product Availability
JNL/PIMCO Real Return	New 1/16/2007	All
JNL/PIMCO Total Return Bond Fund		All
JNL/PPM America Floating Rate Income Fund	New 5/2/2011	All
JNL/ PPM America High Yield Bond Fund	• Effective 10/4/04. • JNL/PPM America High Yield Bond Fund was merged into this on 10/4/04. • Name changed from JNL/Salomon Brothers High Yield Bond Fund effective 5/1/2006, from JNL/Western High Yield Bond Fund effective 1/16/2007, and from JNL/Western Asset High Yield Bond Fund effective 4/30/2007.	All
JNL/PPM America Mid-Cap Value Fund	New 3/31/2008	All
JNL/PPM America Small Cap Value Fund	New 3/31/2008	All
JNL/PPM American Total Return Fund	New 4/27/2015	All
JNL/PPM America Value Equity	Name changed from JNL/Putnam Value Equity Fund effective 1/16/2007	All
JNL/Red Rocks Listed Private Equity Fund	New 10/6/2008	All
JNL/S&P 4 Fund	New 12/3/2007	All
JNL/S&P Competitive Advantage Fund	New 12/3/2007	All
JNL Disciplined Growth	• New 1/16/2007 • Name changed from JNL/S&P Disciplined Growth effective 8/29/2011	All
JNL Disciplined Moderate	• New 1/16/2007 • Name changed from JNL/S&P Disciplined Moderate effective 8/29/2011	All
JNL Disciplined Moderate Growth	• New 1/16/2007 • Name changed from JNL/S&P Disciplined Moderate Growth effective 8/29/2011	All
JNL/S&P Dividend Income & Growth Fund	• New 12/3/2007 • Effective 9/16/2013, JNL/ Mellon Capital Dow [SM] Dividend Fund merged into this fund.	All
JNL/S&P Intrinsic Value Fund	New 12/3/2007	All

Fund Name	**Comment**	**Product Availability**
JNL/S&P Managed Aggressive Growth Fund	• Prior to 10/4/04 named JNL/S&P Aggressive Growth Fund I. • On 10/4/04 merged with JNL/S&P Equity Growth Fund I, JNL/S&P Equity Aggressive Growth Fund I, JNL/S&P Very Aggressive Growth Fund I, JNL/S&P Core Index 50 Fund, and JNL/S&P Core Index 75 Fund	All
JNL/S&P Managed Conservative Fund	New 10/4/04	All
JNL/S&P Managed Growth Fund	• Prior to 10/4/04 named JNL/S&P Moderate Growth Fund I. • On 10/4/04 merged with JNL/S&P Core Index 100 Fund; • Effective 9/28/2009, the JNL/S&P Retirement 2020 Fund and the JNL/S&P Retirement 2025 Fund was merged into this fund.	All
JNL/S&P Managed Moderate Fund	• New 10/4/04 • Effective 9/28/2009, the JNL/S&P Retirement Income Fund was merged into this fund.	All
JNL/S&P Managed Moderate Growth Fund	• Prior to 10/4/04 named JNL/S&P Conservative Growth Fund I • Effective 9/28/2009, the JNL/S&P Retirement 2015 Fund was merged into this fund.	All
JNL/S&P Mid 3	New 4/28/2014	All
JNL/S&P Total Yield Fund	New 12/3/2007	All
JNL/T. Rowe Price Established Growth Fund	• JNL/Alliance Capital Growth Fund was merged with this fund 5/2/05. • JNL/Alger Growth Fund and JNL/Oppenheimer Growth Fund were merged with this fund on 4/30/2007.	All
JNL/T. Rowe Price Mid-Cap Growth Fund		All
JNL/T. Rowe Price Short Term Bond Fund	• New 5/1/2006 • Name changed from JNL/Goldman Sachs Duration Bond Fund effective 9/28/2009	All
JNL/T. Rowe Price Value Fund		All

Fund Name	Comment	Product Availability
JNL/BlackRock Large Cap Select Growth Fund	• Formerly JNL/Janus Aggressive Growth Fund. • Name changed from JNL/Select Large Cap Growth Fund effective 12/3/2007. • Name changed from JNL/Capital Guardian U.S. Growth Equity Fund effective 4/30/2012 • Effective 9/16/2013, named changed from JNL/UBS Large Cap Select Growth Fund.	All
JNL/WMC Balanced	Name changed from JNL/Select Balanced effective 5/2/2011	All
JNL/WMC Money Market	Name changed from JNL/Select Money Market effective 5/2/2011	All
JNL/WMC Value	Name changed from JNL/Select Value effective 5/2/2011	All
JNL General Account		
Guaranteed Five Year Fixed		All but Focus
Guaranteed One Year Fixed		All
Guaranteed Seven Year Fixed		All but Focus
Guaranteed Three Year Fixed		All but Focus
S&P 500 Composite Stock Price Index – 9 Year Period	Only available prior to 10/4/04	Perspective II

Note: Effective April 29, 2013, JNL/Mellon Capital Management and JNL/Mellon Capital Mgmt funds changed to JNL/Mellon Capital funds.